Exhibit 10.9

THE UNIVERSITY OF PHOENIX, INC.

RESTRICTED STOCK UNIT

GRANT CERTIFICATE

THIS RESTRICTED STOCK UNIT GRANT CERTIFICATE (this “Agreement”), dated as of [ ] (the “Date of Grant”), is made by and between The University of Phoenix, Inc., an Arizona corporation (the “University”), and [ ] (the “Grantee”).

WHEREAS, the University has adopted the University of Phoenix, Inc. Management Equity Plan (as may be amended from time to time, the “Plan”), pursuant to which restricted stock units (“RSUs”) may be granted;

WHEREAS, the Apollo Education Group, Inc. Compensation Committee (the “Committee”) has determined that it is in the best interests of the University and its stockholders to grant the RSUs provided for herein to the Grantee, subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Units.

(a) Grant. The University hereby grants to the Grantee a total of [ ] RSUs, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall be credited to a book entry account maintained for the Grantee on the books of the University.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time consistent with the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and the Grantee’s legal representative in respect of any questions arising under the Plan or this Agreement, subject to Section 11(n). The Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(c) Stockholders’ Agreement. As a condition to the delivery of all or any portion of the Shares underlying the RSUs, the Grantee shall be required to become a party to the Stockholders’ Agreement and agrees to be bound by the terms thereof. The Grantee acknowledges being provided with a copy of the Stockholders’ Agreement.

2. Vesting; Forfeiture; Settlement.

(a) Vesting Schedule.

(i) The RSUs shall become vested in installments on each Vesting Date as set forth below, provided that (A) subject to Sections 2(b)(iii) and 4(a)(i)(A) below, the Grantee remains continuously employed in active service by the University or one of its Affiliates from the Date of Grant through such Vesting Date and (B) subject to Section 2(b) below, the performance criteria described in this Section 2(a) are met with respect to the fiscal year of the University that ends on the applicable Vesting Date.

(ii) (A) Subject to clause (C) below, sixteen and two-thirds percent (16 and 2/3%) of the RSUs will vest on each of the first three (3) anniversaries of August 31, 2022 (each a “Vesting Date”) if the University’s Annual EBITDA (as defined in Exhibit A attached hereto) for the fiscal year that ends on such Vesting Date equals or exceeds the Annual EBITDA Target for such fiscal year.

   (B) Subject to clause (C) below, sixteen and two-thirds percent (16 and 2/3%) of the RSUs will vest on each Vesting Date if the University’s Annual Free Cash Flow (as defined in Exhibit A) for the fiscal year that ends on such Vesting Date equals or exceeds the Annual Free Cash Flow Target for such fiscal year.

   (C) If any installment of the RSUs does not vest as of a Vesting Date because (1) the Annual EBITDA Target was not achieved pursuant to clause (A) above, or (2) the Annual Free Cash Flow Target was not achieved pursuant to clause (B) above, such installment shall remain eligible to vest upon any future Vesting Date, subject to the Grantee’s continued employment through such Vesting Date (except as provided by Sections 2(b) and 4(a)(i) below), if the University’s Cumulative EBITDA or Cumulative Free Cash Flow, as applicable, for the fiscal year that ends on such Vesting Date equals or exceeds the Cumulative EBITDA Target or Cumulative Free Cash Flow Target, as applicable, for such fiscal year (as such terms are defined in Exhibit A and as such targets are specified on Exhibit A).

   By way of example and for illustration purposes only, if the Annual EBITDA Target for the first, second and third fiscal years were $100 million, $200 million and $300 million, respectively, and actual achievement of such targets were $150 million, $170 million and $330 million, respectively, then (1) the installment of the RSUs described in Section 2(a)(ii)(A) in respect of the first fiscal year shall vest on the first scheduled Vesting Date (because Annual EBITDA exceeded the Annual EBITDA Target by $50 million); (2) the installment of the RSUs described in Section 2(a)(ii)(A) in respect of the second fiscal year shall not vest on the second Vesting Date because Annual EBITDA fell short of the Annual EBITDA Target by $30 million, and the Cumulative EBITDA through the second fiscal year (which is only $270 million for this purpose, since the excess of $50 million over the Annual EBITDA Target in the first fiscal year is disregarded) also fell short of the Cumulative EBITDA Target by $30 million; (3) the installment of the RSUs described in Section 2(a)(ii)(A) in respect of the third fiscal year shall vest on the third

Vesting Date (because Annual EBITDA exceeded the Annual EBITDA Target by $30 million); and (4) the installment of the RSUs described in Section 2(a)(ii)(A) in respect of the second fiscal year also vests on the third Vesting Date because Cumulative EBITDA through the third fiscal year (which is $600 million for this purpose, taking into account the excess in the third fiscal year but disregarding the excess in the first fiscal year) satisfied the Cumulative EBITDA Target of $600 million.

(iii) The determination of the achievement of the performance criteria described in this Section 2(a) shall be subject to the Committee’s certification for the applicable fiscal year for purposes of this Agreement based on the University’s audited financials for such fiscal year. If the Grantee’s employment terminates for any reason other than by the University or any of its Affiliates for Cause after the end of a given fiscal year but prior to the Committee’s certification of the University’s Annual EBITDA and Annual Free Cash Flow for such fiscal year, (x) the installment of the RSUs that is eligible to vest in respect of such fiscal year (which vesting, for the avoidance of doubt, may be based on achievement of annual and/or cumulative targets for the applicable fiscal year) shall remain eligible to vest in respect of such fiscal year pursuant to Section 2(a)(ii) upon the Committee’s certification, and (y) to the extent that such installment does not vest in accordance with the preceding clause, it shall terminate for no consideration and become null and void as of the date of such Committee certification.

(iv) The EBITDA and Free Cash Flow Targets (including the Cumulative EBITDA Targets and Cumulative Free Cash Flow Targets) specified in Exhibit A are based upon certain revenue and expense assumptions about the future business of the University as of the Date of Grant. Accordingly, in the event that, after such date, the Committee determines, in its sole discretion, that any acquisition or disposition of any of the businesses of the University or its subsidiaries, or any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the University, issuance of warrants or other rights to purchase Shares or other securities of the University, any unusual or nonrecurring transactions or events affecting the University, or the financial statements of the University, or change in applicable laws, regulations, or accounting principles has occurred such that an adjustment is determined by the Committee in good faith to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the RSUs, then the Committee shall, in good faith and in such manner as it may deem equitable, adjust the performance targets set forth on Exhibit A to reflect the projected effect of such transaction(s) or event(s) on EBITDA and/or Free Cash Flow, subject to Section 7 of the Plan (including, without limitation, the Committee’s ability to determine other equitable adjustments).

(b) Change in Control.

(i) Upon a Change in Control, subject to the Grantee’s continued employment through the effective date of a Change in Control, the annual performance targets set forth in Section 2(a) with respect to the fiscal year in which the Change in Control occurs and all future fiscal years shall be deemed met, and the RSUs shall become vested with respect to the installments relating to such fiscal years, as of the effective date of the Change in Control; provided, however, that any installment of the RSUs that was eligible to vest, but did not vest in accordance with Section 2(a)(ii), upon a Vesting Date occurring prior to the Change in Control because the applicable performance criteria were not met shall be forfeited and shall no longer remain outstanding as of immediately prior to such Change in Control.

(ii) If a Change in Control occurs after the end of a given fiscal year but prior to the Committee’s certification of the University’s Annual EBITDA and Annual Free Cash Flow for such fiscal year, (x) the installment of the RSUs that is eligible to vest in respect of such fiscal year (which vesting, for the avoidance of doubt, may be based on achievement of annual and/or cumulative targets for the applicable fiscal year) shall remain eligible to vest in respect of such fiscal year pursuant to Section 2(a)(ii) upon the Committee’s certification, and (y) to the extent that such installment does not vest in accordance with the preceding clause, it shall terminate for no consideration and become null and void as of the date of such Committee certification.

(iii) If the Grantee’s employment terminates for any reason other than (x) by the University or any of its Affiliates for Cause or (y) by the Grantee for any reason, and the effective date of a Change in Control occurs during the ninety (90) day period beginning on such date of termination, then immediately prior to the effective date of the Change in Control (and subject to the consummation of such Change in Control), the RSUs shall vest or terminate, as applicable, in accordance with Section 2(b)(i) and (ii) above as if the Grantee had remained employed through the consummation of such Change in Control.

(c) Settlement. Except as otherwise provided herein, each vested RSU shall be settled as promptly as reasonably practicable following the applicable date of vesting (but in any event by March 15 of the year following the year in which such vesting occurred).

3. Tax Withholding. Settlement of the RSUs shall be subject to the Grantee satisfying all applicable U.S. federal, state and local and non-U.S. income or employment tax withholding obligations. The University shall have the right and is hereby authorized to withhold from any amounts payable to the Grantee in connection with the RSUs or otherwise the amount of any applicable income or employment tax withholding obligations, and the University may take any such other action as it or the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Grantee may elect to satisfy, and the University may require the Grantee to satisfy, in whole or in part, the applicable tax obligations by withholding Shares that would otherwise be deliverable to the Grantee upon settlement of the RSUs with a Fair Market Value equal to such withholding liability.

4. Termination of Employment.

(a) Involuntary Termination of Employment without Cause or Due to Death or Disability.

(i) If, on or prior to an applicable Vesting Date, the Grantee’s employment with the University and its Affiliates is terminated (1) by the University or any of its Affiliates without Cause, (2) due to the Grantee’s Disability, or (3) due to the Grantee’s death:

(A) a prorated portion of the installment of the RSUs scheduled to vest on the Vesting Date next following such termination of employment shall vest as of such Vesting Date, calculated as follows: (x) the installment of the RSUs that would have vested as of such Vesting Date but for such termination of employment based on the achievement of the applicable performance criteria (which vesting, for the avoidance of doubt, may be based on achievement of annual and/or cumulative targets for the applicable fiscal year), multiplied by (y) a fraction, (i) the numerator of which is equal to the number of calendar days that have elapsed since the most recent Vesting Date prior to the date of termination of employment or, if no such Vesting Date has yet occurred, since August 31, 2022, and (ii) the denominator of which is equal to the total number of calendar days in the fiscal year ending on the Vesting Date next following such termination of employment. For the avoidance of doubt, if the applicable performance criteria are not satisfied with respect to such installment of the RSUs eligible for vesting following such termination in accordance with this Section 4(a)(i)(A), such installment shall remain unvested. Subject to Section 2(a)(iii) and 2(b)(iv) above, any remaining unvested portion of the RSUs shall be canceled immediately, and the Grantee shall forfeit for no consideration any rights to the Shares subject to such unvested portion; and

(B) each vested RSU shall be settled as set forth in Section 2(c).

(b) Termination of Employment by Grantee. If, prior to the final Vesting Date, the Grantee’s employment with the University and its Affiliates is terminated by Grantee for any reason, the unvested portion of the RSUs shall, subject to Section 2(a)(iii) above, be canceled immediately and the Grantee shall immediately forfeit any rights to the Shares subject to such unvested portion.

(c) Termination of Employment for Cause. Notwithstanding anything herein to the contrary, if the Grantee’s employment with the University and its Affiliates is terminated by the University or any of its Affiliates for Cause, all outstanding RSUs (whether vested or unvested) shall be canceled immediately, and the Grantee shall immediately forfeit for no consideration all rights to the Shares subject to the RSUs.

(d) Transfer of Employment or Service. For the avoidance of doubt, a mere transfer of the Grantee’s employment or service among the University and its Affiliates shall not be considered a termination of employment or service under this Agreement.

5. Repurchase Right. In the event of the termination of the Grantee’s employment with the University and its Affiliates for any reason (a “Repurchase Event”), any Shares acquired upon the settlement of such RSUs (the “RSU Shares”) shall be subject to repurchase by the University as set forth in this Section 5 and the Stockholders’ Agreement (except, to the extent set forth in Section 2.4 of the Stockholders’ Agreement, so long as such section remains in effect). Capitalized terms used in this Section 5 and not otherwise defined in the Plan or this Agreement shall have the meanings ascribed to them in the Stockholders’ Agreement to which the Grantee has or, as a condition to receipt of such Shares, will become a party.

(a) Call Right, Generally. From and after a Repurchase Event, the University shall have the right, but not the obligation, to repurchase all or any portion of the RSU Shares held by the Grantee, in accordance with Section 10 of the Stockholders’ Agreement, as modified by this Section 5 (the “Repurchase Right”). The University may exercise the Repurchase Right by written notice (a “Repurchase Notice”) delivered to the Grantee within nine (9) months after the Repurchase Event; provided, that in respect of any RSU Shares that are acquired by the Grantee following the Repurchase Event, the University may exercise the Repurchase Right until the date that is nine (9) months after the date such RSU Shares are acquired, as applicable. Any repurchase described in the immediately preceding sentence shall be for fair market value (as determined under the Stockholders’ Agreement). The determination date for purposes of determining the fair market value in the preceding sentence shall be the closing date of the purchase of the subject RSU Shares (the “Repurchase Date”). Subject to Section 10.5 of the Stockholders’ Agreement, the Repurchase Date with respect to any sale and repurchase of the RSU Shares pursuant to the exercise of the Repurchase Right shall take place on the later of (x) the date specified by the University, which shall in no event be later than thirty (30) days following the date of the Repurchase Notice, and (y) ten (10) days following the receipt by the University of all necessary governmental and other approvals.

(b) University’s Call Right Upon Certain Terminations. Notwithstanding anything contained herein to the contrary, in the event that the Grantee’s employment relationship with the University or any of its Affiliates is terminated by the University or any of its Affiliates for Cause, then any RSU Shares shall be forfeited for no consideration.

(c) Apollo Call Right. In accordance with Section 10.4 of the Stockholders’ Agreement, the University shall provide prompt written notice to Apollo Education Group, Inc. (“Apollo”) stating whether it has elected to exercise its Repurchase Right pursuant to Section 5(a) or (b) above. If such notice states that the University elects not to exercise its Repurchase Right for all or any portion of the applicable RSU Shares, Apollo (or its designee) shall have the right (exercisable by delivery of written notice to the Grantee on or before the later of (i) the 30th day following Apollo’s receipt of such notice of election from the University and (ii) the expiration of the time periods set forth in Section 5(a) above) to purchase any such RSU Shares not purchased by the University on the same terms and conditions as those applicable to the University as set forth in Section 5(a) or (b) above, mutatis mutandis, as if Apollo were the University.

(d) Closing. The Repurchase Date shall take place on a date within thirty (30) days of the Repurchase Notice; provided, however, that the Repurchase Date may be deferred to the extent required to avoid liability under applicable securities laws, until such time as the Grantee has held the RSU Shares, as applicable, for a period of at least six (6) months and one (1) day. The purchase price shall be paid at the closing in the form of a check, wire transfer of immediately available funds, or by cancellation of money purchase indebtedness of the Grantee, as determined in the sole discretion of the University or Apollo, as applicable; provided, that all or any portion of the purchase price may be paid by way of a promissory note if the University is prohibited by law or under its third-party contractual obligations from repurchasing the Grantee’s RSU Shares. The University or Apollo, as applicable, may effect repurchase of the RSU Shares and the University shall record such Transfer on its books whether or not the Grantee attends such closing or delivers certificates representing the RSU Shares to the University or Apollo (as the case may be). The Grantee hereby grants an irrevocable proxy and power of attorney that, it is agreed, is coupled with an interest to any nominee of the University or Apollo, as applicable, to take all necessary actions and execute and deliver all documents deemed necessary and appropriate by such nominee to effect the sale and purchase of the RSU Shares. The irrevocable and unconditional proxy and the power of attorney granted pursuant to this Section 5(d) is intended to be, and is, attached to the RSU Shares and shall survive for the duration of the RSUs or the Stockholders’ Agreement, respectively if the Grantee fails to take all necessary actions and execute and deliver all documents necessary and appropriate to fulfill Grantee’s obligations under this Section 5, the Grantee shall, to the fullest extent permitted by law, indemnify, defend and hold harmless such nominee, its officers, directors, employees, counsel, representatives, agents and partners against all claims, liability, loss or damage (or actions in respect thereof), together with all reasonable costs and expenses (including reasonable legal fees and expenses, and expenses incurred in settlement of any litigation commenced or threatened), relating to or arising from such nominee’s exercise of the proxy and power of attorney granted hereby.

(e) For purposes of this Section 5, the Stockholders’ Agreement shall be modified as follows:

If University Common Stock (including, without limitation, Award Shares and Deemed Held Shares) held by the Redeemed Holder is being valued pursuant to Section 10 of the Stockholders’ Agreement and the Redeemed Holder disagrees with the valuation determined by the Compensation Committee and the amount in dispute is at least $25,000, the Redeemed Holder may elect by written notice to the University, within fifteen (15) business days of being advised of the determination of the Compensation Committee, to have the Fair Market Value of the University Common Stock determined by an independent appraiser, the selection of which shall be subject to the mutual agreement of the Compensation Committee and the Redeemed Holder (it being understood that any such determination by the independent appraiser shall be made without regard to the percentage of the University’s then-outstanding University Common Stock that is represented by the University Common Stock subject to such determination or any illiquidity or minority discount or control premium); provided, however, that the Redeemed Holder shall have no right to seek such an independent appraisal if the Compensation Committee has based its good faith determination of the Fair Market Value of the University Common Stock, made in accordance with Section 10 of the Stockholders’ Agreement, on a valuation provided by an independent financial advisor or appraisal firm to the Compensation Committee in the six (6) months preceding the date on which the Compensation Committee has made such determination, or if the Fair Market Value of the University Common Stock is based on the value of University Common Stock in connection with a Change in Control. The fees and expenses of any such independent appraiser shall be borne equally by the University and the Redeemed Holder; provided, however, that if the valuation of the University Common Stock furnished by such independent appraiser is greater than 120% of the determination of such Fair Market Value of the University Common Stock made by the Compensation Committee pursuant to Section 10 of the Stockholders’ Agreement, then the University shall bear 100% of the reasonable, documented fees and expenses of such independent appraiser. The determination by the independent appraiser shall be final, binding and non-appealable.

6. Restrictive Covenants

(a) Confidentiality of this Agreement. The Grantee hereby agrees that (i) except as required by law, the Grantee will not disclose to any Person other than the Grantee’s spouse and legal, financial and other advisors (if any) the grant of the RSUs or any of the terms or provisions hereof without the prior approval of the Committee, and (ii) in the discretion of the Committee, the RSUs shall terminate and any outstanding portion of such RSUs (whether or not vested) shall be forfeited if the Grantee violates the non-disclosure provisions of this Section 6(a).

(b) Non-Competition. During the term of the Grantee’s employment with the University or any of its Affiliates and for a period of one year thereafter, the Grantee shall not (without the prior written consent of the University), directly or indirectly, (i) engage in any Competitive Business, (ii) render any services to any Competitive Business in a manner that enhances the capacity of such Competitive Business to engage in the production, sale, provision or distribution of products or services similar to those produced, sold, distributed or provided by the University or any of its Affiliates, or (iii) acquire a financial interest in any Competitive Business. For purposes of this Section 6(b): (A) the phrase “directly or indirectly engage in” shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer of or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer, licensor of technology or otherwise (provided that licensers of technology shall be covered only if the Grantee is personally working on technology for a Competitive Business and such technology is not technology that is generally available to a broad group of customers), and (B) the term “Competitive Business” shall mean Western Governors University, Southern New Hampshire University, any for-profit institution of higher learning and any not-for-profit educational institution that competes with the business of the University and its Affiliates. Notwithstanding the foregoing, nothing herein shall prohibit the Grantee from being a passive owner of not more than 2% of the outstanding equity securities of any class of a corporation or other entity that is publicly traded, or not more than 2% of any non-voting equity securities or debt securities of any corporation or other entity, so long as the Grantee has no active participation in the business of such corporation or other entity (including, without limitation, serving as a member of the board of directors or as a consultant). The obligations of the Grantee under this Section 6(b) shall apply to (x) any geographic area or territory in which the University or any of its Affiliates is engaged in business as of the date of Grantee’s termination of employment, and (y) any prospective geographic area or territory that within the six months preceding the date of termination of the Grantee’s employment, has been the subject of serious consideration by the University or any of its Affiliates as a business location and which the Grantee is or has been made aware of. For purposes of this Section 6(b), “Affiliates” shall not include Apollo or its Affiliates, including other portfolio companies of Apollo (i.e., entities that were not at any time part of Apollo Education Group).

(c) Non-Solicitation; Non-Hire. During the term of the Grantee’s employment with the University or any of its Affiliates and for a period of two (2) years thereafter, the Grantee shall not (without the prior written consent of the University) directly or indirectly: (i) solicit, induce or attempt to solicit or induce any officer, director or employee of the University or any of its Affiliates to terminate their relationship with or leave the employ of the University or any such Affiliate, or in any way interfere or attempt to interfere with the relationship between the University or any such Affiliate, on the one hand, and any officer, director or employee thereof, on the other hand, (ii) hire (or other similar arrangement) any Person (in any capacity whether as an officer, director, employee or consultant) who is or at any time was an officer, director or employee of the University or any of its Affiliates until six (6) months after such individual’s relationship (whether as an officer, director or employee) with the University or such Affiliate has ended, or (iii) induce or attempt to induce any customer, supplier, prospect licensee or other business relation of the University or any of its Affiliates to cease doing business with the University or such Affiliate, or in any way interfere or attempt to interfere with the relationship between any such customer, supplier, prospect licensee or business relation, on the one hand, and the University or any such Affiliate, on the other hand; provided, that neither (A) the Grantee’s acting as a reference for employees, or (B) any generic, nontargeted advertising affiliated directly or indirectly with the Grantee shall be deemed a breach of this Section 6(c). For purposes of this Section 6(c), “Affiliates” shall not include Apollo or its Affiliates, including other portfolio companies of Apollo (i.e., entities that were not at any time part of Apollo Education Group).

(d) Non-Disparagement. During the term of the Grantee’s employment with the University or any of its Affiliates and thereafter in perpetuity, the Grantee shall not, directly or indirectly, knowingly disparage, criticize, or otherwise make derogatory statements regarding the University or any of its Affiliates, successors, directors or officers. The foregoing shall not be violated by the Grantee by truthful responses to legal process or inquiry by a governmental authority. For purposes of this Section 6(d), “Affiliates” shall not include other portfolio companies of Apollo (i.e., entities that were not at any time part of Apollo Education Group).

(e) Non-Disclosure of Confidential Information; Return of Property. During the term of the Grantee’s employment with the University or any of its Affiliates and thereafter in perpetuity, the Grantee shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Grantee’s benefit or the benefit of any Person, any confidential or proprietary information or trade secrets of or relating to the University or any of its Affiliates, including, without limitation, information with respect to the University’s or any of its Affiliates’ operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any Person any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. Upon the Grantee’s termination of employment for any reason, the Grantee shall promptly deliver to the University all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the University’s or any of its Affiliates’ customers, business plans, marketing strategies, products or processes. The Grantee may nonetheless retain copies of documents relating to the Grantee’s compensation; the Grantee’s personal entitlements and obligations; and the Grantee’s cell phone number. The Grantee may respond to a lawful and valid subpoena or other legal process but shall give the University the earliest practicable notice thereof, shall, as much in advance of the return date as possible, make available to the University and its counsel the documents and other information sought and, if requested by the University, shall reasonably assist such counsel in resisting or otherwise responding to such process.

(f) Intellectual Property Rights.

(i) The Grantee agrees that the results and proceeds of the Grantee’s services for the University or its subsidiaries or Affiliates (including, but not limited to, any trade secrets, products, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental or experimental work, improvements, discoveries, inventions, ideas, source and object codes, programs, matters of a literary, musical, dramatic or otherwise creative nature, writings and other works of authorship) resulting from services performed while an employee of the University and any works in progress, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived or reduced to practice or learned by the Grantee, either alone or jointly with others (collectively, “Inventions”), shall be works-made-for-hire and the University (or, if applicable or as directed by the University, any of its subsidiaries or Affiliates) shall be deemed the sole owner throughout the universe of any and all trade secret, patent, copyright and other intellectual property rights (collectively, “Proprietary Rights”) of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the University determines in its sole discretion, without any further payment to the Grantee whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-made-for-hire and/or there are any Proprietary Rights which do not accrue to the University (or, as the case may be, any of its subsidiaries or Affiliates) under the immediately preceding sentence, then the Grantee hereby irrevocably assigns and agrees to assign any and all of the Grantee’s right, title and interest thereto, including, without limitation, any and all Proprietary Rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, to the University (or, if applicable or as directed by the University, any of its subsidiaries or Affiliates), and the University or such subsidiaries or Affiliates shall have the right to use the same in perpetuity throughout the universe in any manner determined by the University or such subsidiaries or Affiliates without any further payment to the Grantee whatsoever. As to any Invention that the Grantee is required to assign, the Grantee shall promptly and fully disclose to the University all information known to the Grantee concerning such Invention. The Grantee hereby waives and quitclaims to the University any and all claims, of any nature whatsoever, that the Grantee now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the University.

(ii) The Grantee agrees that, from time to time, as may be requested by the University and at the University’s sole cost and expense, the Grantee shall do any and all things that the University may reasonably deem useful or desirable to establish or document the University’s exclusive ownership throughout the United States of America or any other country of any and all Proprietary Rights in any such Inventions, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent the Grantee has any Proprietary Rights in the Inventions that cannot be assigned in the manner described above, the Grantee unconditionally and irrevocably waives the enforcement of such Proprietary Rights. This Section 6(f) is subject to and shall not be deemed to limit, restrict or constitute any waiver by the University of any Proprietary Rights of ownership to which the University may be entitled by operation of law by virtue of the University’s being the Grantee’s employer (or Affiliate of the Grantee’s employer, as applicable). The Grantee further agrees that, from time to time, as may be requested by the University and at the University’s sole cost and expense, the Grantee shall assist the University in every proper and lawful way to obtain and from time to time enforce Proprietary Rights relating to Inventions in any and all countries. To this end, the Grantee shall execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the University may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, the Grantee shall execute, verify, and deliver assignments of such Proprietary Rights to the University or its designees. The Grantee’s obligation to assist the University with respect to Proprietary Rights relating to such Inventions in any and all countries shall continue beyond the termination of the Grantee’s employment with the University.

(iii) Notwithstanding anything to the contrary contained herein, the Grantee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Grantee files a lawsuit for retaliation by the University for reporting a suspected violation of law, the Grantee may disclose the University’s trade secrets to the Grantee’s attorney and use the trade secret information in the court proceeding if the Grantee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

(g) Whistleblower Protection. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit the Grantee from reporting possible violations of federal law or regulation to or otherwise cooperating with or providing information requested by any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Grantee does not need the prior authorization of the University to make any such reports or disclosures and the Grantee is not required to notify the University that the Grantee has made such reports or disclosures.

(h) Grantee Acknowledgements. The Grantee understands that this Section 6 may limit Grantee’s ability to earn a livelihood in a business competitive to the business of the University and its Affiliates. The Grantee expressly acknowledges and agrees that this Section 6 is reasonable and necessary for the protection of the legitimate business interests of the University and is reasonable in scope. For the avoidance of doubt, the Grantee’s covenants in this Section 6 are in addition to, and not in lieu of, and do not in any way modify, limit, restrict, abrogate, or otherwise amend any other restrictive covenant obligations (including, without limitation, any noncompetition, nonsolicitation, nondisparagement, confidentiality, intellectual property, or similar obligations) that run in favor of the University or its Affiliates and by which the Grantee is bound pursuant to any employment or other written agreement with, or policy, program, or arrangement of, the University or any of its Affiliates.

(i) Notification of Subsequent Employer. The Grantee hereby agrees that prior to accepting employment with, or agreeing to provide services to, any other Person during the one (1) year period following the Grantee’s termination of employment during which the Grantee remains subject to any of the covenants set forth in Section 6, the Grantee shall provide such prospective employer with written notice of the provisions of this Section 6 (to the extent any such provisions are applicable and in effect at the time of such notice), with a copy of such notice delivered to the University not later than three (3) business days prior to the date on which the Grantee commences such employment or provision of services. For the avoidance of doubt, the University shall in any event be permitted to provide any such prospective employer with written notice of the provisions of this Section 6.

(j) Forfeiture; Other Relief. In the event of a material breach by the Grantee of the restrictive covenants set forth in this Section 6, then in addition to any other remedy that may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs, and, in the event that any RSUs have been settled within the three (3) year period immediately preceding such breach, the Grantee shall forfeit any Shares received upon such settlement without consideration and be required to promptly repay to the University, upon ten (10) days prior written demand by the Committee, any compensation, gain or proceeds received by the Grantee upon settlement of such RSUs or upon disposition of the Shares. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the University and shall not prevent (and the Grantee shall not assert that they shall prevent) the University from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Grantee’s breach of such restrictive covenants to the full extent contemplated by Section 11(n). The Grantee acknowledges and agrees that irreparable injury will result to the University and its goodwill if the Grantee breaches any of the terms of the covenants set forth in this Section 6, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law would be an inadequate remedy for any breach. Accordingly, the Grantee hereby agrees that, in the event of a breach of any of the covenants contained in this Section 6, in addition to any other remedy which may be available at law or in equity, the University shall be entitled to specific performance and injunctive relief.

(k) Severability; Blue Pencil. The invalidity or nonenforceability of any provision of this Section 6 in any respect shall not affect the validity or enforceability of the other provisions of this Section 6 in any other respect, or of any other provision of this Agreement. In the event that any provision of this Section 6 shall be held invalid, illegal or unenforceable (whether in whole or in part) by a court of competent jurisdiction, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions (and part of such provision, as the case may be) shall not be affected thereby; provided, however, that if any provision of this Section 6 is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

7. Rights as a Stockholder. The Grantee shall not be deemed for any purpose, or have any of the rights or privileges of, a stockholder of the University in respect of any Shares underlying the RSUs unless and until, and thereafter only to the extent that, (i) the Grantee has signed a joinder to the Stockholders’ Agreement designated by the University (in the form attached to such Stockholders’ Agreement), and (ii) the Grantee’s name shall have been entered as a stockholder of record with respect to such Shares on the books of the University. The University shall cause the actions described in clause (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

8. Compliance with Legal Requirements. The granting and settlement of the RSUs, and any other obligations of the University under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the RSUs as it deems reasonably necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Shares. In the event of the settlement of the RSUs at a time when there is not in effect a registration statement under the Securities Act relating to the Shares, the Grantee hereby represents and warrants, and by virtue of such settlement shall be deemed to represent and warrant to the University that the Shares are being acquired for investment only and not with a view to the distribution thereof, and the Grantee shall provide the University with such further representations and warranties as the University may reasonably require in order to ensure compliance with applicable federal and state securities, “blue sky” and other laws. In no event shall the University be obligated to register Shares under state or Federal securities laws, to comply with the requirements of any exemption from registration requirements or to take any other action that may be required in order to permit, or to remove any prohibition or limitation on, the issuance of Shares pursuant to the settlement of the RSUs which may be imposed by any applicable law, rule or regulation. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee. The Grantee agrees to take all steps the Committee or the University determines are reasonably necessary to comply with all applicable provisions of federal and state securities law in exercising Grantee’s rights under this Agreement.

9. Clawback. The RSUs and/or the Shares acquired upon settlement of the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted.

10. Litigation Cooperation. The Grantee agrees that during and after Grantee’s employment by the University and its Affiliates, the Grantee will assist the University and its Affiliates in the defense of any claims, or potential claims that may be made or threatened to be made against the University or any of its Affiliates in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, which are not adverse to the Grantee (an “Action”), and will assist the University and its Affiliates in the prosecution of any claims, which are not adverse to the Grantee, that may be made by the University or any of its Affiliates in any Action, to the extent that such claims may relate to the Grantee’s employment or the period of the Grantee’s employment by the University and its Affiliates. The Grantee agrees, unless precluded by law, to promptly inform the University if the Grantee is asked to participate (or otherwise become involved) in any Action involving such claims or potential claims. The Grantee also agrees, unless precluded by law, to promptly inform the University if the Grantee is asked to assist in any investigation (whether governmental or otherwise) of the University or any of its Affiliates (or their actions) to the extent that such investigation may relate to the Grantee’s employment or the period of the Grantee’s employment by the University, regardless of whether a lawsuit has then been filed against the University or any of its Affiliates with respect to such investigation. The University or one of its Affiliates shall reimburse the Grantee for all of the Grantee’s reasonable out-of-pocket expenses associated with such assistance. Any reimbursement that is taxable income to the Grantee shall be subject to applicable withholding and employment taxes.

11. Miscellaneous.

(a) Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Grantee other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 9(f) of the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b) Amendment. The Committee at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Grantee shall not be materially adversely affected without the Grantee’s written consent.

(c) Waiver. Any right of the University contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d) Section 280G.

(i) In the event that the Grantee becomes entitled to payments or benefits under this Agreement, the Plan and/or any other payments or benefits by reason of a “change of control” as defined in Section 280G of the Code and regulations thereunder (collectively, the “Payments”), and any such Payment would constitute an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, or would otherwise be subject to the excise tax imposed under Section 4999 of the Code, or any similar federal or state law (an “Excise Tax”), as determined by an independent certified public accounting firm selected by the University (the “Accounting Firm”), the amount of the Grantee’s Payments shall be limited to the largest amount payable, if any, that would not result in the imposition of any Excise Tax to the Grantee, but only if, the total Payments, as so limited and net of all taxes imposed on the Grantee with respect thereto, is greater than the total Payments without applying such limitation, net of all taxes imposed on the Grantee with respect thereto (including any such Excise Tax).

(ii) If a reduction in the Payments is necessary, reduction shall occur in the following order: first, a reduction of cash payments not attributable to equity awards that vest on an accelerated basis, in reverse order of payment; second, the reduction of employee benefits; third, a reduction in any other “parachute payments” (as defined in Section 280G of the Code) that do not constitute acceleration of vesting benefits, in reverse order of payment; and fourth, the cancellation of accelerating the vesting of stock awards. If acceleration of vesting of stock award compensation is to be canceled, such acceleration of vesting shall be canceled in the reverse order of the date of grant of the Grantee’s stock awards, and the acceleration of the vesting of full shares shall be canceled before the acceleration of the vesting of options.

(iii) All determinations required to be made under this Section 11(d) will be made by the Accounting Firm. Any determination by the Accounting Firm will be binding upon the University and the Grantee. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this Section 11 shall be borne by the University.

(e) Section 409A. The RSUs are not intended to be subject to Section 409A of the Code and shall be interpreted accordingly. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Grantee to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole reasonable discretion and with the Grantee’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Grantee of the applicable provision without materially increasing the cost to the University or contravening the provisions of Section 409A of the Code. This Section 11(e) does not create an obligation on the part of the University to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A, and in no event whatsoever shall the University or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on Grantee as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(f) Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by email, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

(i) if to the University, to:

The University of Phoenix, Inc.

University Legal Services

4035 South Riverpoint Parkway

Phoenix, AZ 85040

Attention: General Counsel

Email: [●]

with copies to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Fax: (212) 492-0237

Attention: Lawrence I. Witdorchic, Esq.

(ii) if to the Grantee, to the Grantee’s home address or email address on file with the University.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery, delivery by e-mail, or delivery by telecopy, on the date of such delivery, in the case of nationally-recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

(g) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h) No Rights to Employment; Discretionary and Independent Nature of the Plan. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained, in any position, as an employee, consultant or director of the University or its Affiliates or shall interfere with or restrict in any way the right of the University or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever. The Grantee hereby acknowledges and agrees that the selection of participants in the Plan and grant of awards thereunder is entirely at the discretion of the University and that Grantee has no right or entitlement to receive future awards under the Plan. Neither the grant of the RSUs nor any payments in respect thereof shall be taken into account in determining severance payments, if any, or any benefits or compensation under any pension, retirement, profit sharing, group insurance or other benefit or compensation plan of the University or its Affiliates except as expressly required otherwise by law or the terms of such plan.

(i) Fractional Shares. In lieu of issuing a fraction of a Share resulting from settlement of the RSUs, adjustment of the RSUs pursuant to Section 7 of the Plan or otherwise, the University shall be entitled to pay to the Grantee an amount equal to the Fair Market Value of such fractional share.

(j) Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

(k) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the University and its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(l) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(m) Governing Law. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(n) Arbitration; Waiver of Jury Trial.

(i) Except as provided in Section 11(n)(ii) or 11(n)(iii) below, any dispute, claim or controversy arising under, out of, or in connection with or in relation to this Agreement or the Plan, or any breach, termination or validity thereof, shall be finally determined and settled by arbitration in Arizona in accordance with the applicable rules of the American Arbitration Association in effect at the time of arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets; provided, however, that the University shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 6 of the Agreement and the Grantee hereby consents that such restraining order or injunction may be granted without requiring the University to post a bond. Any review by an arbitrator pursuant to this Section 11(n) shall be de novo. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. Unless and only to the extent prohibited by applicable law, the parties agree to maintain all aspects of any arbitration proceedings, findings and decisions (whether by arbitrator or court) strictly confidential. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Agreement or the Plan pursuant to this Section 11(n)(i), each party shall pay its own attorneys’ fees and expenses regardless of whether there is a prevailing party in the opinion of the arbitrator deciding such action or the court in which any such arbitration award is entered.

(ii) Notwithstanding the foregoing, the Grantee agrees that it would be difficult to measure any damages caused to the University and its Affiliates which might result from any breach by the Grantee of the covenants set forth in Section 6, and that in any event, money damages would be an inadequate remedy for any such breach. Accordingly, if the Grantee breaches, or proposes to breach, Section 6, the University and its Affiliates shall be entitled, in addition to all other remedies such party may have, to a temporary, preliminary or permanent injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the non-breaching party or posting a bond from any court having competent jurisdiction over either party.

(iii) Any dispute or controversy arising under or in connection with Section 6 hereof, including without limitation any claim of breach or threatened breach thereof, shall be subject to the exclusive jurisdiction of the United States District Court for the District of Delaware, or if that court is unable to exercise jurisdiction for any reason, the Delaware Court of Chancery, or if that court is unable to exercise jurisdiction for any reason, any Delaware state court sitting in New Castle County, and each of the Grantee and the University (on behalf of itself and its Affiliates) consents to such jurisdiction, waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction.

(iv) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

(o) Data Protection. Grantee acknowledges that the processing of Grantee’s personal data is required for execution and administration of the Plan and agrees as a condition of their participation in the Plan that any personal data in relation to them may be held by the University and/or any of its Affiliates and passed to any third party where necessary for the execution and administration of the Plan.

(p) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(q) Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

THE UNIVERSITY OF PHOENIX, INC.

By:
Cheryl Naumann
Chief Human Resources Officer

[Signature Page to Restricted Stock Unit Grant Certificate]